UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2010

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Extension and Expansion of Existing Credit Facility

On November 3, 2010, the Company completed the extension and expansion of its existing credit facility, which consisted of $147 million in term loans outstanding and an undrawn $22.5 million revolving facility (the “Existing Credit Facility”), and entered into a Second Amended and Restated Credit Agreement (the “New Credit Facility”). The New Credit Facility provides for $230 million in borrowings, consisting of a secured term loan facility of $200 million in term loans maturing in 2016 and a secured revolving credit facility of $30 million maturing in 2015. The new revolving credit facility was undrawn at closing. All amounts outstanding under the Existing Credit Facility, except for approximately $805,000 in letters of credit that remained outstanding, were prepaid in full out of proceeds from the New Credit Facility. The remainder of the proceeds from the New Credit Facility will be used for general corporate purposes.

Under the New Credit Facility, for both the term loans and the revolving credit facility, the Company will pay an interest rate equal to the LIBO rate plus 4.00%, with a LIBO rate floor of 1.50%. In addition, the Company will pay a fee equal to 0.75% of the undrawn portion on the revolving credit facility that expires in November 2015.

The Second Amended and Restated Credit Agreement requires the Company to comply with certain financial covenants requiring the Company to maintain defined minimum levels of interest coverage and maximum levels of capital expenditures and providing for a limitation on the Company’s leverage ratio. There were no material modifications to the Existing Credit Facility’s debt covenants under the New Credit Facility, except that the fixed charge coverage ratio covenant under the Existing Credit Facility was replaced by the maximum capital expenditures covenant. The Company is also required to comply with certain non-financial covenants under the New Credit Facility. The New Credit Facility contains customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other material indebtedness, breach of specified covenants, change of control and material inaccuracy of representations and warranties.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated herein into this Item 2.03 in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Second Amendment and Restatement Agreement, dated as of November 3, 2010, by and among Deltek, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent

99.2	Second Amended and Restated Credit Agreement, dated as of November 3, 2010, by and among Deltek, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent

99.3	Trademark Security Agreement, dated as of November 3, 2010, among Deltek, Inc. and Credit Suisse AG, as collateral agent

99.4	Copyright Security Agreement, dated as of November 3, 2010, among Deltek, Inc. and Credit Suisse AG, as collateral agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2010	DELTEK, INC.

	By:	/s/ David R. Schwiesow
David R. Schwiesow
Senior Vice President and General Counsel

Exhibit No.	Description

99.1	Second Amendment and Restatement Agreement, dated as of November 3, 2010, by and among Deltek, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent

99.2	Second Amended and Restated Credit Agreement, dated as of November 3, 2010, by and among Deltek, Inc., the lender party thereto and Credit Suisse AG, as administrative agent and collateral agent

99.3	Trademark Security Agreement, dated as of November 3, 2010, among Deltek, Inc. and Credit Suisse AG, as collateral agent

99.4	Copyright Security Agreement, dated as of November 3, 2010, among Deltek, Inc. and Credit Suisse AG, as collateral agent